EXHIBIT 99

               PRESS RELEASE OF PROVIDENT FINANCIAL SERVICES, INC.

Contact:

Kenneth J. Wagner
Investor Relations
Provident Financial Services, Inc.
830 Bergen Avenue
Jersey City, NJ  07306
201-915-5344

 Provident Financial Services Announces Operating Results for the First Quarter of 2003, a One-Time Contribution of $24 million to The Provident Bank Foundation
        And Declares a Quarterly Cash Dividend of $0.04 per Common Share

JERSEY CITY, NJ, April 29, 2003 - Provident Financial Services, Inc. (NYSE:PFS) the holding company for The Provident Bank reported a net loss of $6.4 million for the quarter ended March 31, 2003 compared to net income of $6.9 million for the quarter ended March 31, 2002. Provident Financial reported a basic loss per share of ($0.12) for the quarter ended March 31, 2003, which includes the results of operations from January 15, 2003, the date The Provident Bank completed its conversion to a stock institution, through March 31, 2003. The net loss for the first quarter of 2003 was due to the one-time expense associated with the $15.6 million net of tax, or $0.26 per share, contribution to The Provident Bank Foundation.

On January 15, 2003, Provident Financial Services, Inc. became the holding company for The Provident Bank, in connection with the completion of the conversion of The Provident Bank to a stock-chartered savings bank. In accordance  with The Provident  Bank's Plan of Conversion,  1,920,000  shares of common stock and cash of $4.8 million were donated by Provident Financial Services, Inc. to The Provident Bank Foundation. This stock and cash contribution was recorded as a one time $24.0 million expense in the first quarter operating results and an increase to capital stock and paid in capital was recorded for $19.2 million. Provident Financial recorded a tax benefit of $8.4 million related to the contribution expense and a corresponding increase to its deferred tax assets.

The Board of Directors at its meeting of April 24, 2003 declared a quarterly cash dividend of $0.04 per common share. The dividend will be payable May 30, 2003 to stockholders of record as of the close of business on May 15, 2003.

"During our first quarter as a public company, we continued to execute our strategy of delivering quality services and expanding our customer relationships. The result has been growth in both assets and core earnings," said Paul M. Pantozzi, Chairman of the Board, Chief Executive Officer and President of Provident Financial Services, Inc. and The Provident Bank. "We are pleased to have established The Provident Bank Foundation as a reflection of our commitment to community service," Pantozzi added. "We are equally pleased that the Board declared a quarterly cash dividend of $0.04 per common share."

COMPARISON OF OPERATING RESULTS

Total net interest income increased $5.2 million or 19% to $32.6 million for the quarter ended March 31, 2003 compared to $27.4 million for the quarter ended March 31, 2002. Interest income for the first quarter of 2003 increased $3.9 million or 8.9% to $47.6 million compared to $43.7 million for the comparable quarter in 2002. Interest expense decreased $1.3 million or 8.2% to $14.9 million for the quarter ended March 31, 2003 compared to $16.3 million for the quarter ended March 31, 2002.

The average balance of investment securities held to maturity and securities available for sale, increased $936.7 million or 141.12% to $1.60 billion at March 31, 2003 compared to $663.8 million for the comparable period in 2002, primarily as a result of the proceeds from the conversion and a leverage strategy implemented in the fourth quarter of 2002. The average balance of net loans increased $9.4 million or 0.48% to $1.963 billion for the quarter ended March 31, 2003 compared to $1.954 billion for the comparable quarter in 2002. The average yield on interest earning assets decreased 130 basis points to 5.10% for the quarter ended March 31, 2003 compared to 6.40% for the comparable quarter in 2002. The reduction in the yield on interest earning assets was attributable primarily to the reinvestment of cash flows from loan and mortgage backed securities prepayments in lower yielding loans and investments and to the temporary investment of conversion account proceeds in short-term U.S. Government securities.

Average core deposit account balances increased $265.7 million or 20.17% to $1.583 billion at March 31, 2003 compared to $1.317 billion for the quarter ended March 31, 2002. Core deposit accounts consist of all demand deposit and savings accounts. Average time deposit balances decreased $17.7 million or 1.68% to $1.037 billion for the quarter ended March 31, 2003 compared to $1.055 billion for the comparable quarter in 2002. Average borrowings increased $228.5 million or 121.86% to $416.0 million for the quarter ended March 31, 2003 compared to $187.5 million for the quarter ended March 2002. The average cost of interest bearing liabilities decreased 62 basis points to 2.17% at March 31, 2003 compared to 2.79% at March 31, 2002. The increase in core deposit accounts which have lower yields than time deposits, in addition to the decrease in rates on core deposit accounts, along with our ability to refinance existing borrowings at lower rates, contributed to the decrease in the average cost of interest-bearing liabilities.

Net interest margin decreased 52 basis points to 3.50% for the quarter ended March 31, 2003 compared to 4.02% for the quarter ended March 31, 2002 and the net interest margin decreased 48 basis points compared to 3.98% for the year ended December 31, 2002. The interest rate spread decreased 68 basis points to 2.93% at March 31, 2003 compared to 3.61% for the comparable quarter in 2002 and the interest rate spread decreased 82 basis points from 3.75% for the year ended December 31, 2002.

Non-interest income decreased $946,000 to $5.1 million for the quarter ended March 31, 2003 compared to $6.0 million for the comparable period in 2002. For the three months ended March 31, 2003, Provident Financial recorded a net loss of $392,000 on available for sale securities compared to a net gain of $981,000 for the comparable period in 2002, due primarily to a gain of $959,000 in the 2002 quarter related to the receipt of stock as the result of an insurance company demutualization. Fees on retail and business accounts increased $387,000 or 10.56% to $4.1 million for the three months ended March 31, 2003 compared to $3.7 million for the three months ended March 31, 2002. Other retail fees increased $138,000 or 33.10% to $555,000 at March 31, 2003 compared to $417,000 for the comparable period in 2002.

Non-interest expense increased $25.5 million or 115.54% to $47.5 million for the quarter ended March 31, 2003 compared to $22.1 million for the comparable quarter in 2002. On January 15, 2003 Provident Financial Services, Inc. contributed $24 million in cash and stock to The Provident Bank Foundation, accounting for the increase in non-interest expense. Excluding this charge, the efficiency ratio decreased to 61.71% at March 31, 2003 compared to 67.86% at March 31, 2002. Salary and benefit expense increased $498,000 or 4.32% to $12.0 million for the three months ended March 31, 2003 compared to $11.5 million for the three months ended March 31, 2002. Amortization of intangibles increased $292,000 or 32.34% to $1.2 million for the three months ended March 31, 2003 compared to $903,000 at March 31, 2002. This increase was attributable to the amortization of the core deposit intangible associated with the acquisition of two branch offices from another financial institution in September 2002.

The provision for loan losses for the three months ended March 31, 2003 and 2002 was $600,000. The allowance for loan losses was $21.0 million or 1.05% of total loans at March 31, 2003 compared to $21.7 million or 1.11% of total loans at March 31, 2002 and $21.0 million or 1.02% of total loans at December 31, 2002. At March 31, 2003, the allowance for loan losses as a percentage of non-performing loans decreased to 323.37% from 392.93% at March 31, 2002 and increased from 246.55% at December 31, 2002.

COMPARISON OF FINANCIAL CONDITION

Total assets at March 31, 2003 increased $168.2 million or 4.29% to $4.1 billion compared to $3.9 billion at December 31, 2002.

Total loans at March 31, 2003 decreased $59.3 million or 2.89% to $1.99 billion compared to $2.05 billion at December 31, 2002. Residential mortgage loans increased $2.8 million or 0.41% to $702.3 million for the three months ended March 31, 2003 compared to $699.5 million at December 31, 2002. Residential mortgage loan originations totaled $97.8 million, repayments (excluding scheduled amortization) totaled $83.5 million and residential loans sales totaled $1.6 million for the quarter ended March 31, 2003, compared to originations of $118.0 million, repayments (excluding scheduled amortization) of $118.8 million and residential loan sales of $15.2 million in the fourth quarter of 2002. Commercial real estate loans decreased $13.9 million or 3.19% to $423.7 million at March 31, 2003 compared to $437.7 million at December 31, 2002. Multi-family loans increased $540,000 to $77.5 million at March 31, 2003 compared to $77 million at December 31, 2002. Construction loans decreased $3.4 million or 3.5% to $92.7 million at March 31, 2003 compared to $96.0 million at December 31, 2002. Commercial loans increased $603,000 or 0.32% to $190.6 million at March 31, 2003 compared to $190.0 million at December 31, 2002. Mortgage warehouse loans decreased $44.8 million or 16.22% to $231.6 million at March 31, 2003 compared to $276.4 million at December 31, 2002. Consumer loans decreased $1.2 million or 0.42% to $274.6 million at March 31, 2003 compared to $275.8 million at December 31, 2002. Retail loans, which consist of 1-4 family residential mortgages and consumer loans, such as fixed rate home equity loans and lines of credit, totaled $976.9 million and accounted for 49.03% of the loan portfolio at March 31, 2003 compared to $975.3 million or 47.53% of the portfolio at December 31, 2002. Commercial loans, consisting of commercial real estate, multi family, construction, mortgage warehouse and commercial loans, totaled $1.016 billion, accounting for 50.97% of the loan portfolio at March 31, 2003 compared to $1.1 billion or 52.47% at December 31, 2002.

Investment securities held to maturity increased $219.3 million or 101.49% to $435.5 million at March 31, 2003, compared to $216.1 million at December 31, 2002. The increase in the held to maturity portfolio was attributable to the purchase of $200 million in mortgage backed securities with funds borrowed from the Federal Home Loan Bank during the quarter ended March 31, 2003, as part of a leverage strategy. Securities available for sale increased $45.4 million or 3.65% to $1.29 billion at March 31, 2003 compared to $1.24 billion at December 31, 2002. The increase in the available for sale portfolio can be attributed primarily to the re-investment of principal prepayments on loans.

Total non-performing loans totaled $6.5 million at March 31, 2003 compared to $8.5 million at December 31, 2002 and $5.5 million at March 31, 2002. Non-performing assets were $6.5 million and $8.5 million at March 31, 2003 and December 31, 2002, respectively, compared to $5.7 million at March 31, 2002. Total non-performing loans as a percentage of total loans were 0.33% at March 31, 2003 compared to 0.41% at December 31, 2002 and 0.29% at March 31, 2002. The allowance for loan losses as a percentage of non-performing loans was 323.37% at March 31, 2003 compared to 246.55% at December 31, 2002 and 392.93% at March 31, 2002. The allowance for loan losses as a percentage of total loans increased 3 basis points to 1.05% at March 31, 2003 compared to 1.02% at December 31, 2002 and decreased 6 basis points from 1.11% at March 31, 2002.

Total deposits decreased $610.7 million or 18.83% to $2.6 billion at March 31, 2003 from $3.2 billion at December 31, 2002. The largest decrease was in demand deposit accounts, which decreased $587.7 million to $681.7 million at March 31, 2003 from $1.27 billion at December 31, 2002. This decrease is primarily attributable to the funds held in the conversion escrow account totaling $526 million that were held for the purchase of Provident Financial Services, Inc., common stock. Savings deposits increased $4.2 million or 0.45% to $926.6 million at March 31, 2003 compared to $922.4 million at December 31, 2002.

Total borrowed funds increased $191.1 million or 59.16% to $514.2 million at March 31, 2003 from $323.1 million at December 31, 2002. Federal Home Loan Bank borrowings increased $198.0 million or 74.13% to $465.1 million at March 31, 2003 compared to $267.1 million at December 31, 2002. During the first quarter, the Company continued implementing a leverage strategy, borrowing $200 million from the Federal Home Loan Bank and investing the proceeds in mortgage backed securities.

The Provident Bank maintains its corporate offices in Jersey City, New Jersey. The Provident Bank currently operates 49 full service branches throughout northern and central New Jersey.

Forward-looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                                       Consolidated Statements of Condition
                                 March 31, 2003 (Unaudited) and December 31, 2002
                                              (Dollars in Thousands)

                       Assets                                  March 31, 2003           December 31, 2002
                                                               --------------           ---------------
Cash and due from banks                                        $      93,598                   101,352
Federal funds sold                                                    70,000                    73,000
Short-term investments                                                25,541                    90,503
                                                               -------------             -------------
                     Total cash and cash equivalents                 189,139                   264,855
                                                               -------------             -------------
Investment securities (market value of $444,432                      435,466                   216,119
    (unaudited) and $221,435 at March 31,
    2003 and December 31, 2002, respectively)

Securities available for sale, at fair value                       1,287,473                 1,242,118
Federal Home Loan Bank stock                                          23,295                    13,356

Loans                                                              1,993,550                 2,052,855
    Less allowance for loan losses                                    21,016                    20,986
                                                               -------------             -------------
                     Net loans                                     1,972,534                 2,031,869
                                                               -------------             -------------
Other real estate owned, net                                            --                        --
Banking premises and equipment, net                                   43,948                    44,005
Accrued interest receivable                                           16,946                    15,842
Intangible assets                                                     24,463                    25,405
Bank owned life insurance                                             68,461                    47,659
Other assets                                                          25,650                    17,980
                                                               -------------             -------------
                     Total assets                              $   4,087,375                 3,919,208
                                                               =============             =============
               Liabilities and Equity

Deposits:
    Demand deposits                                            $     681,683                 1,269,421
    Savings deposits                                                 926,593                   922,404
    Certificates of deposit of $100,000 or more                      161,458                   160,867
    Other time deposits                                              862,869                   890,642
                                                               -------------             -------------
                     Total deposits                                2,632,603                 3,243,334

Mortgage escrow deposits                                               9,971                     9,582
Borrowed funds                                                       514,209                   323,081
Other liabilities                                                     26,311                    17,202
                                                               -------------             -------------
                     Total liabilities                             3,183,094                 3,593,199
                                                               -------------             -------------

Stockholders' Equity:
  Preferred stock, $0.01 par value,
     50,000,000 shares authorized, none issued                           --                         --
Common stock, $0.01 par value, 200,000,000 shares
     authorized, 61,538,300 shares issued and 61,538,300
     and 0 shares outstanding at March 31, 2003 and
     December 31, 2002, respectively                                    615                         --
Additional paid-in capital                                          604,999                         --
Retained earnings                                                   307,668                    314,111
Accumulated other comprehensive income                               11,497                     11,898
Less: Unallocated common stock held by
     Employee Stock Ownership Plan                                  (20,498)                        --
                                                               -------------             -------------
                     Total stockholders' equity                     904,281                    326,009
                                                               -------------             -------------
                     Total liabilities and                     =============             =============
                     stockholders equity                       $   4,087,375                 3,919,208
                                                               =============             =============

               PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
         For the Three Months ended March 31, 2003 and 2002 (Unaudited)
                  (Dollars in thousands, except per share data)

                                                          Three months ended
                                                               March 31,
                                                      --------------------------
                                                          2003           2002
                                                      -----------    -----------

Interest income:
Real estate secured loans                            $    21,377         24,929
Commercial loans                                           5,554          3,964
Consumer loans                                             4,812          5,515
Investment securities                                      3,688          1,368
Securities available for sale                             11,753          7,553
Other short-term investments                                  68             28
Federal funds                                                314            336
                                                     -----------    -----------
                Total interest income                     47,566         43,693
                                                     -----------    -----------

Interest expense:
Deposits                                                  12,151         14,164
Borrowed funds                                             2,768          2,088
                                                     -----------    -----------
                Total interest expense                    14,919         16,252
                                                     -----------    -----------
                Net interest income                       32,647         27,441

                Provision for loan losses                    600            600
                                                     -----------    -----------
                Net interest income after
                   provision for loan losses              32,047         26,841
                                                     -----------    -----------

Non-interest income:
Fees                                                       4,053          3,666
Net gain (loss) on securities transactions                  (392)           981
Commissions                                                   71            274
Bank owned life insurance                                    802            697
Other income                                                 555            417
                                                     -----------    -----------
                Total non-interest income                  5,089          6,035
                                                     -----------    -----------

Non-interest expense:
Salaries and employee benefits                            12,025         11,527
Net occupancy expense                                      3,410          3,299
Federal deposit insurance                                    108            104
Data processing expense                                    1,618          1,550
Advertising and promotion expense                            657            718
Amortization of intangibles                                1,195            903
Other operating expenses                                   4,516          3,950
Contribution to The Provident Bank Foundation             24,000             --
                                                     -----------    -----------
                Total non-interest expenses               47,529         22,051
                                                     -----------    -----------

                Income before income tax
                   (benefit)expense and the
                   cumulative effect of a
                   change in accounting principle    $   (10,393)        10,825


                Income tax (benefit) expense              (3,950)         3,382
                                                     -----------    -----------

                Income (loss) before the
                cumulative effect of Change in            (6,443)         7,443
                accounting principle


                Cumulative effect of a change
                in accounting principle, net of               --           (519)
                tax of $0
                                                     -----------    -----------
                Net income (loss)                    $    (6,443)         6,924
                                                     ============   ===========

                Basic (loss) per share               $     (0.12)            --
                Average basic shares outstanding
                    (from the date of conversion)     60,130,912             --

                       PROVIDENT FINANACIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
            (dollars in thousands, except per share data)(unaudited)

                                                                          At or For the
                                                                       Three Months Ended
                                                                            March 31,
                                                                    2003                 2002
                                                                  -------              -------
INCOME STATEMENT:
Net Interest Income                                            $    32,647          $    27,441
Provision for Loan Losses                                              600                  600
Non-interest Income                                                  5,089                6,035
Non-interest Expense                                                47,529               22,051
Income (Loss) before income tax expense
  (benefit) and the cumulative effect of a
  change in accounting principle                                   (10,393)              10,825
Cumulative effect of a change in accounting
   principle
                                                                        --                 (519)
Net Income (Loss)                                                   (6,443)               6,924
Basic and Diluted Earnings (Loss)  Per Share (1)               $     (0.12)                  --
Interest Rate Spread                                                  2.93%                3.61%
Net Interest Margin                                                   3.50%                4.02%

ASSET QUALITY:
Non-performing loans to
     total loans                                                      0.33%                0.28%
Non-performing assets to
     total assets                                                     0.16%                0.19%
Allowance for loan losses to
     non-performing loans                                           323.37%              392.93%
Allowance for loan losses to
     total loans                                                      1.05%                1.11%

AVERAGE BALANCE SHEET DATA:
Assets                                                         $ 3,953,982          $ 2,908,217
Loans, net                                                     $ 1,963,121          $ 1,953,737
Core Deposits                                                  $ 1,583,038          $ 1,317,372
Borrowings                                                     $   416,042          $   187,524
Stockholders Equity                                            $   801,368          $   292,766
Average yield on interest
     earning assets                                                   5.10%                6.40%
Average cost of interest
     bearing liabilities                                              2.17%                2.79%

CAPITAL:
Leverage Capital                                                     22.14%                9.42%
Total risk based capital                                             37.67%               14.93%
Average equity to
     average assets                                                  20.27%               10.07%

Notes
(1) Basic (loss) per share is calculated by dividing the results of operations of ($7,423,000) by the weighted average shares outstanding from January 15, 2003, the date The Provident Bank completed its Plan of Conversion, through March 31, 2003.
(2) Efficiency Ratio Calculation - The efficiency ratio is calculated by dividing total operating expense by total operating income.

                                                         3/31/03       3/31/02
                                                        ---------     ---------
     Net Interest Income                                   32,647
                                                                         27,441
     Non Interest Income
                                                            5,089         6,035
     (Less) gains/plus losses on securities
                                                              392          (981)
                                                        ---------     ---------
     Total operating income:                               38,128
                                                                         32,495

     Non interest expense:                                 47,529
                                                                         22,051
     Less: One time charitable contribution expense       (24,000)
     Total operating expense:                              23,529
                                                        ---------     ---------
     Expense/Income:                                        61.71%        67.86%